Exhibit 99.2

BOSTON, December 4, 1998 - Inso Corporation (Nasdaq: INSO) today announced that it has completed the acquisition of Sherpa Systems Corporation on the terms previously disclosed last month. The value of the acquisition totals approximately $35 million and includes certain technology under research and development, which is to be written-off with a one-time charge, estimated between $10 and $14 million, to Inso's consolidated 1998 fourth quarter earnings.

Inso Corporation is a leading global provider of electronic publishing and content management tools for critical business information. With Inso's Enterprise Publishing Platform, organizations gain an integrated system for managing, distributing, publishing, and continually updating their intellectual property. Inso's award-winning technology enables large corporations to exchange, publish, and deploy all types of information, from the simplest memo to the most complex multimedia document. For more information, visit the Inso Web site at http://www.inso.com.



Inso Investor Contact:			  Inso Press Contact:
Betty J. Savage			         Paul Lamoureux
Vice President and CFO		   Media Relations Manager
Tel.: (617) 753-6539			    (617) 753-6854
E-mail: bsavage@inso.com 		plamoureux@inso.com



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United States and/or other countries.